Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 28, 2024, relating to the financial statements of Affirm Holdings, Inc. (the “Company”), and the effectiveness of Affirm’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, CA
February 28, 2025